Exhibit 5.1

[Vinson & Elkins L.L.P. Letterhead]

May 27, 2005

Enterprise Products Partners L.P.
2727 No. Loop West
Houston, Texas 77008

Ladies and Gentlemen:

     We have acted as counsel to Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and Enterprise Products Operating L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the offer and sale by the Operating Partnership of $500,000,000 principal amount of its 4.95% Senior Notes due 2010 and the unconditional and unsubordinated guarantee thereof by the Partnership (such notes and guarantee being collectively referred to as the “Notes”). We have participated in the preparation of the Partnership’s and Operating Partnership’s registration statement on Form S-3 (No. 333-123150) filed on March 3, 2005 by the Partnership and Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and being declared effective by the Commission on March 23, 2005 (the “Registration Statement”). A prospectus supplement dated May 25, 2005, together with the prospectus filed with the Registration Statement (collectively, the “Prospectus”), has been filed pursuant to Rule 424(b) promulgated under the Securities Act. Capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement dated May 25, 2005 relating to the offer and sale of the Notes (the “Underwriting Agreement”).

     The Notes will be issued, under an Indenture, dated as of October 4, 2004 (the “Base Indenture”), among the Operating Partnership, the Partnership and Wells Fargo Bank, National Association, as Trustee, as supplemented by the Seventh Supplemental Indenture (relating to the Notes), to be dated June 1, 2005 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus, (iii) the Indenture and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with the opinion, we have assumed that the Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus.

     Based on the foregoing, we are of the opinion that:

(a)	When the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the Notes will be legally issued and will constitute valid and binding obligations of the Operating Partnership and the Partnership.

(b)	We hereby confirm that the statements as to matters of law and the legal conclusions set forth in the Registration Statement under the heading “Material Federal Income Tax Consequences” are accurate and complete in all material respects and constitute our opinion, which is subject to the assumptions and qualifications set forth therein.

     We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the contract laws of the State of New York, the laws of the State of Texas and the corporate, partnership and limited liability company laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the Prospectus and the Registration Statement under the caption “Legal Matters” and “Material Federal Income Tax Consequences.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.